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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Mutual Risk Management Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

      MRM                      MUTUAL RISK MANAGEMENT LTD.
           --------------------

                                                             July   , 2001


Dear Shareholder:

   You are cordially invited to attend the Annual General Meeting of Shareholders of Mutual Risk Management Ltd. (the "Company") to be held on August 9, 2001 at 9:00 A.M. at The Bermuda Cathedral Hall, 29 Church Street, Hamilton HM 12, Bermuda. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.


   At this meeting you will be asked to consider and vote upon the following:
(1) the election of directors; (2) the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2001;
(3) the issuance of Common Shares issuable upon conversion of the convertible exchangeable debentures and exercise of the warrants held by investors in the Company; (4) the issuance of Common Shares issuable upon conversion of the convertible exchangeable debentures and exercise of the warrants held by a company affiliated with a director of the Company; (5) the issuance of Common Shares issuable upon conversion of the convertible exchangeable debentures held by a director and officer of the Company; (6) to adjourn or postpone the Meeting to solicit additional votes; and (7) such other business as may properly come before the meeting or any adjournment or postponement thereof. Your Board of Directors unanimously recommends a vote for each of these proposals. The Annual General Meeting will also receive the Company's audited financial statements for the fiscal year ended December 31, 2000 as approved by the Company's Board of Directors.


   Only holders of the Company's Common Shares at the close of business on May 16, 2001, are entitled to notice of, and to vote at, the Annual General Meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

   Your vote is important. Whether or not you plan to attend the Annual General Meeting in person and regardless of the number of shares you own, we urge you to complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. You may attend the Annual General Meeting and vote in person even if you have previously returned your proxy card. We look forward to meeting with you.

                                          Sincerely,

                                          ROBERT A. MULDERIG
                                          Chairman and Chief Executive Officer

                          MUTUAL RISK MANAGEMENT LTD.

             Notice of 2001 Annual General Meeting of Shareholders

                        to be held August 9, 2001


   The 2001 Annual General Meeting of Shareholders (the "Meeting") of Mutual Risk Management Ltd. (the "Company") will be held on August 9, 2001 at 9:00 A.M. at The Bermuda Cathedral Hall, 29 Church Street, Hamilton HM 12, Bermuda. The Meeting is being held to consider and act upon the following matters:


  1.To elect directors;

  2.To approve the recommendation of the Board of Directors that Ernst & Young be appointed as the Company's independent auditors for the fiscal year ending December 31, 2001 and to authorize the directors to fix their remuneration;

  3.To approve the recommendation of the Board of Directors for the issuance of Common Shares issuable upon conversion of the convertible exchangeable debentures and exercise of the warrants held by investors of the Company;

  4.To approve the recommendation of the Board of Directors for the issuance of Common Shares issuable upon conversion of the convertible exchangeable debentures and exercise of warrants held by a company affiliated with a director of the Company;

  5.To approve the recommendation of the Board of Directors for the issuance of Common Shares issuable upon conversion of the convertible exchangeable debentures held by a director and officer of the Company;


  6.To authorize adjourning or postponing the Meeting to solicit additional votes; and


  7.To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


   The Meeting will also receive the Company's audited financial statements for the fiscal year ended December 31, 2000 and the report of the auditors thereon. If you do not expect to be present at the Meeting, please complete, sign and date the enclosed proxy card and return it by mail in the enclosed addressed envelope. All instruments appointing proxies to be used at the Meeting must be deposited at the offices of the Company's transfer agent, Equiserve Trust Company, P.O. Box 43010, Providence, Rhode Island 02940-3010, or with the Secretary of the Company at the Company's offices at 44 Church Street, Hamilton HM 12, Bermuda, not later than 5:00 P.M. Bermuda time on August 8, 2001. Shares represented by instruments appointing proxies that are not so deposited will not be voted at the Meeting.


                                          By Order of the Board of Directors

                                          Secretary

Hamilton, Bermuda

July   , 2001

                          MUTUAL RISK MANAGEMENT LTD.
                                PROXY STATEMENT

                    ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY MUTUAL RISK MANAGEMENT LTD. (THE "COMPANY") OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON AUGUST 9, 2001 AT 9:00 A.M. AT THE BERMUDA CATHEDRAL HALL, 29 CHURCH STREET, HAMILTON HM 12, BERMUDA.


   The close of business on May 16, 2001 has been fixed as the record date for the determination of shareholders entitled to receive notice of the Meeting and vote thereat. The Company expects to mail this proxy material to
shareholders on or about July   , 2001. A copy of the Company's Annual Report
to Shareholders for the year ended December 31, 2000 was mailed to shareholders on May 3, 2001.


   The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies personally. These officers and employees will receive no compensation other than their regular salaries. The Company reserves the right to retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the Meeting, should the Board of Directors deem such action prudent.

   No action will be taken at the Meeting with respect to approval or disapproval of the audited Financial Statements of the Company for the year ended December 31, 2000.

   All properly executed proxies, not theretofore revoked, will be voted on any poll taken at the Meeting in accordance with the instructions contained therein. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment. If no instructions are given with respect to any particular matter, the proxy authorizes a vote in favor of such matter and it will be voted accordingly. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any shareholder giving a proxy has the power to revoke it prior to its exercise by written notice of revocation or by execution of a subsequent proxy, in each case delivered to the Secretary of the Company prior to commencement of the Meeting. Proxies must be duly executed and deposited at the office of the Company's transfer agent, Equiserve Trust Company, in Rhode Island, or with the Secretary of the Company at the Company's office in Bermuda, prior to 5:00 P.M. Bermuda time on August 8, 2001, in order to be voted at the Meeting.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

   No person who has been a director or officer of the Company and no person who is a proposed nominee for election as a director of the Company and no associate or affiliate of any such director, officer or proposed nominee has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as may hereinafter be disclosed.

   Allan W. Fulkerson is a director of the Company. He is a managing member of the general partner of Century Capital Partners II, L.P., which is a limited partnership that purchased debentures and warrants from the Company. His term as director expires at the Meeting and he has decided to retire from the Board and not stand for reelection. Robert A. Mulderig, the Company's Chairman and Chief Executive Officer, also purchased debentures from the Company concurrently with the purchase of the debentures and warrants by other investors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   As of June 15, 2001, the Company had outstanding 41,623,198 Common Shares, par value $.01 per share (the "Common Shares"), entitled to be voted at the Meeting. Each Common Share is entitled to one vote.

   The following table sets forth certain information regarding beneficial ownership of the Common Shares as of June 15, 2001, by each person who is known by the Company to own beneficially more than 5% of the Common Shares, by each of the Company's directors and nominees and by all executive officers, directors and nominees as a group.

                                         Shares Beneficially Owned (1)
                                         -----------------------------
                                                    Number             Percent
                                                    ------             -------
XL Capital Ltd.(2)                                 9,417,757             18.5%
 XL House
 One Bermudiana Road
 Hamilton HM11 Bermuda
First Union Corporation(3)                         4,606,822             9.97%
 One First Union Center
 301 South College Street
 Charlotte, NC 28288-0732
Reich & Tang Asset Management, LLC(4)              4,285,738            10.30%
 600 Fifth Avenue,
 New York, NY 10020
Neuberger Berman, Inc.(5)                          3,599,804             8.65%
 605 Third Avenue,
 New York, NY 10158-3698
High Ridge Capital Partners II, L.P.(6)            2,591,338             5.86%
 105 Rowayton Avenue
 Rowayton, CT 06853
Franklin Resources, Inc.(7)                        2,546,063             6.12%
 777 Mariners Island Blvd.
 San Mateo, CA 94404

Robert A. Mulderig(8)                              1,366,367             3.25%
John Kessock, Jr.(9)                                 863,761             2.07%
Glenn R. Partridge(10)                               315,276                *
Richard G. Turner(11)                                307,677                *
Bruce Connell                                            --               --
Roger E. Dailey(12)                                   89,322                *
David J. Doyle(13)                                       --               --
Arthur E. Engel(14)                                  230,507                *
Michael P. Esposito, Jr.                              50,200                *
Allan W. Fulkerson(12)                                73,620                *
William F. Galtney, Jr.(15)                          244,705                *
Fiona E. Luck                                            --               --
Jerry S. Rosenbloom(12)                               90,954                *
Norman L. Rosenthal(12)                               69,319                *
Joseph D. Sargent(12)                                 95,507                *
Wellford A. Tabor                                        --               --
All directors, nominees and executive
 officers
 as a group (19 persons)(16)                       4,039,384             9.42%

--------
*   Indicates less than 1%.

(1) Includes Common Shares and Common Shares issuable pursuant to options to acquire Common Shares that are exercisable within 60 days of June 15, 2001.
(2) Based on Schedule 13D of XL Capital Ltd. dated May 29, 2001. Includes 7,500,000 Common Shares issuable upon conversion of debentures and a warrant to purchase 1,632,043 Common Shares, which are owned by XL Insurance Ltd., a wholly-owned subsidiary of XL Capital Ltd. Also includes 285,714 Common Shares issuable upon conversion of debentures beneficially owned by Robert Mulderig for which XL has sole voting power through a voting proxy.

(3) Based on Schedule 13D of First Union Merchant Banking 2001, LLC dated May 25, 2001. The Common Shares are held by First Union Merchant Banking 2001, LLC, which is a subsidiary of First Union Corporation, of which First Union Corporation owns 99% and FUCP Management Company LLC, an unaffiliated entity, owns 1%. Includes 4,342,857 Common Shares issuable upon conversion of debentures and a warrant to purchase 263,965 Common Shares.


(4) Based on Amendment No. 1 to Schedule 13G of Reich & Tang Asset Management, LLC dated May 15, 2001. Reich & Tang Asset Management, LLC is a registered investment advisor and has sole dispositive power over the Common Shares. Reich & Tang Asset Management, LLC disclaims beneficial ownership in 174,450 Common Shares, which are owned or controlled by H. Axel Schupf, a managing director of the H.A. Schupf & Co. division of Reich & Tang Asset Management, LLC.


(5) Based on Schedule 13G of Neuberger Berman, Inc. dated February 2, 2001. Neuberger Berman, Inc. owns Neuberger Berman, LLC and Neuberger Berman Management Inc., which are registered investment advisors and/or broker dealers with sole or shared voting and dispositive power over the Common Shares.


(6) Based on Schedule 13D of High Ridge Capital Partners II, L.P. dated May 23, 2001. Includes 2,442,857 Common Shares issuable upon conversion of debentures and a warrant to purchase 148,481 Common Shares. James L. Zech and Steven J. Tynan own 75% and 25%, respectively, of High Ridge GP II, LLC, the general partner of High Ridge Capital Partners II, L.P. Mr. Zech and Mr. Tynan disclaim beneficial ownership of such shares.

(7) Based on Amendment No. 2 to Schedule 13G of Franklin Resources, Inc. dated June 11, 2001. Charles B. Johnson and Rupert H. Johnson each own in excess of 10% of the common stock of and are the principal shareholders of Franklin Resources, Inc. and may be deemed to be beneficial owners of the Common Shares owned by Franklin Resources, Inc. Each of them disclaim beneficial ownership of such Common Shares.
(8) Does not include 94,116 Common Shares, which are owned by trusts the beneficiaries of which are members of Mr. Mulderig's family. Mr. Mulderig disclaims beneficial ownership of such shares. Includes options to acquire 138,737 Common Shares. Includes 285,714 Common Shares issuable upon conversion of debentures purchased on May 17, 2001 for which shares XL holds a voting proxy and has sole voting power.
(9) Includes 725,024 Common Shares owned by the Kessock Family Trust. Does not include 60,864 Common Shares owned by the Kessock Family Irrevocable Trust as to which Mr. Kessock disclaims beneficial ownership. The beneficiaries of these trusts include Mr. Kessock and members of his family. Includes options to acquire 138,737 Common Shares.
(10) Includes options to acquire 100,626 Common Shares.
(11) Does not include 27,666 Common Shares held in the Children's Trust of the Turner Family Trust as to which Mr. Turner disclaims beneficial ownership. Includes options to acquire 102,876 Common Shares.
(12) Includes options to acquire 52,500 Common Shares.
(13) Does not include 94,166 Common Shares beneficially owned by certain trusts of which Mr. Doyle is a co-trustee as to which Mr. Doyle disclaims beneficial ownership.
(14) Includes options to acquire 52,500 Common Shares. Does not include 622,700 Common Shares owned by Mutual Indemnity Ltd. as to which Mr. Engel disclaims beneficial ownership.
(15) Includes options to acquire 52,500 Common Shares. Also includes 129,198 Common Shares, which are owned by Galtney Family Investors, Ltd. of which Mr. Galtney is the General Partner.
(16) Includes options to acquire 989,387 Common Shares and 285,714 Common Shares issuable upon conversion of debentures.

                             ELECTION OF DIRECTORS
                         (Item 1 of Notice of Meeting)

   The shareholders will be asked to elect seven persons to the Board of Directors. The Company's Bye-Laws provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors. The term of office for each Director in Class I expires at the Annual General Meeting of the Company in 2001; the term of office for each Director in Class II expires at the Annual General Meeting in 2002; and the term of office for each Director in Class III expires at the Annual General Meeting in 2003. The terms as directors of Messrs. Turner, Fulkerson, Galtney and Rosenbloom will expire at the Meeting and, with the exception of Mr. Fulkerson, it is proposed that they be re-elected as directors for a term of three years subject to the provisions of the Company's Bye-Laws. Mr. Fulkerson has decided to retire from the Board at the end of his term, which expires with the election of his successor at the Meeting. The Board has nominated four new directors for election at the meeting: Ms. Luck and Mr. Connell have been nominated as Class II directors, Mr. Esposito and Mr. Tabor have been nominated as Class I directors.

   It is the intention of the persons named in the accompanying form of proxy to vote at the Meeting for the election as directors of these persons. If any such nominee should be unable to serve, an event not currently anticipated, proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee.

   The following table shows certain information with respect to each person nominated for election as a director and each person whose term of office as director will continue after the Meeting.

                              Director  Term         Principal Occupation
        Name        Class Age  Since   Expires       & Business Experience
        ----        ----- --- -------- ------- --------------------------------
 Robert A. Mulderig   II   48   1982    2002   Chairman and Chief Executive
                                               Officer of the Company since
                                               1982; Chairman of Legion
                                               Insurance Co. ("Legion");
                                               Director of The Galtney Group,
                                               Inc. and The Bank of N.T.
                                               Butterfield & Sons Ltd. Also
                                               serves as a director or officer
                                               of a number of unaffiliated
                                               captive insurance companies to
                                               which the Company provides
                                               management services.

 John Kessock, Jr.    II   52   1985    2002   President of the Company since
                                               1991; President of Mutual Group,
                                               Ltd. and Legion; primarily
                                               responsible for marketing the
                                               Company's programs since 1979;
                                               Chairman of Commonwealth Risk
                                               Services L.P. ("CRS") and the
                                               IPC Companies; Director of Ward
                                               North America, Inc.

 Richard G. Turner     I   50   1985    2001   Executive Vice President of the
                                               Company since 1995; President of
                                               CRS since 1984; Vice President
                                               of Marketpac International, a
                                               subsidiary of American
                                               International Group, from 1979
                                               to 1984; Director of Colonial
                                               Penn Insurance Company; Director
                                               of Ward North America, Inc.

                                   Director  Term       Principal Occupation
          Name           Class Age  Since   Expires    & Business Experience
          ----           ----- --- -------- ------- ---------------------------
 Glenn R. Partridge        II   47   1990    2002   Executive Vice President of
                                                    the Company since 1995; Ex-
                                                    ecutive Vice President of
                                                    Legion; primarily respon-
                                                    sible for Legion's under-
                                                    writing function since
                                                    1987; Vice President of CRS
                                                    from 1983 to 1987.

 Roger E. Dailey          III   67   1985    2003   Vice President of Equifax,
                                                    Inc. for more than five
                                                    years until retirement in
                                                    1993; currently a self
                                                    employed consultant.

 David J. Doyle           III   47   1977    2003   Partner in the law firm of
                                                    Conyers Dill & Pearman,
                                                    Hamilton, Bermuda;
                                                    specializes in
                                                    international corporate
                                                    matters with particular
                                                    emphasis on insurance law;
                                                    Director of Bermuda
                                                    subsidiaries of the
                                                    Company; prior to March
                                                    1996, Mr. Doyle was a
                                                    partner in the law firm of
                                                    Appleby, Spurling & Kempe.

 Arthur E. Engel          III   54   1985    2003   Principal of The Marine
                                                    Group, LLC since 1997;
                                                    Director of Mutual
                                                    Indemnity Ltd. since 1981;
                                                    President of Southwest
                                                    Marine, Inc. for more than
                                                    five years prior to 1997.

 William F. Galtney, Jr.    I   48   1988    2001   Chairman, Chief Executive
                                                    Officer and Director of The
                                                    Galtney Group, Inc. since
                                                    1988; Director of Everest
                                                    Re Group, Ltd.

 Jerry S. Rosenbloom        I   61   1991    2001   Frederick H. Ecker
                                                    Professor of Insurance and
                                                    Risk Management and
                                                    Academic Director,
                                                    Certified Employee Benefit
                                                    Specialist Program, Wharton
                                                    School, University of
                                                    Pennsylvania since 1974;
                                                    Director of Annuity and
                                                    Life Re (Holdings) Ltd.,
                                                    Harleysville Insurance
                                                    Group; Trustee of Century
                                                    Shares Trust.

 Norman L. Rosenthal      III   49   1997    2003   President of Norman L.
                                                    Rosenthal & Associates,
                                                    Inc. since August 1996;
                                                    Managing Director of Morgan
                                                    Stanley & Co., Inc, from
                                                    January 1992 until July
                                                    1996; Director of Plymouth
                                                    Rock Assurance Company
                                                    since July 1998.

                                    Director  Term      Principal Occupation
           Name           Class Age  Since   Expires    & Business Experience
           ----           ----- --- -------- ------- --------------------------
 Joseph D. Sargent         III   71   1988    2003   Chairman of Bradley,
                                                     Foster & Sargent, Inc.
                                                     since 1994; Director of
                                                     Trenwick Group, Inc. and
                                                     Command Systems, Inc.

 K. Bruce Connell           II   48           2002   Executive Vice President
                                                     and Group Underwriting
                                                     Officer, XL Capital Ltd.
                                                     ("XL") since 1990;
                                                     previously responsible for
                                                     the facultative casualty
                                                     underwriting operation as
                                                     Vice President of the
                                                     Trenwick Group.

 Fiona E. Luck              II   43           2002   Executive Vice President--
                                                     Group Operations of XL
                                                     since July 1999; Executive
                                                     Vice President for
                                                     Financial Lines and Joint
                                                     Ventures at ACE Bermuda
                                                     from 1997 to 1999; during
                                                     the period 1983 to 1997,
                                                     held a number of
                                                     progressively senior
                                                     management positions with
                                                     Marsh & McLennan; in 1992,
                                                     elected Managing Director
                                                     of Marsh & McLennan Inc
                                                     and selected head of the
                                                     Global Broking operations
                                                     in Bermuda.

 Michael P. Esposito, Jr.    I   61           2004   Chairman of the Board of
                                                     XL since 1995 and a
                                                     Director of XL since 1986;
                                                     Co-Chairman of Inter-
                                                     Atlantic Capital Partners,
                                                     Inc. from 1998 to 2000;
                                                     served as Chief Corporate
                                                     Compliance, Control and
                                                     Administration Officer of
                                                     the Chase Manhattan
                                                     Corporation from 1991 to
                                                     1995, having previously
                                                     served as Executive Vice
                                                     President and Chief
                                                     Financial Officer from
                                                     1987 to 1991; Director of
                                                     Mid Ocean Limited from
                                                     1995 to 1998 and currently
                                                     serves as a director of
                                                     Annuity and Life Re
                                                     (Holdings), Ltd., Arch
                                                     Capital Group Ltd. and
                                                     Forest City Enterprises.

 A. Wellford Tabor           I   32           2004   Principal in First Union
                                                     Capital Partners LLC since
                                                     2000; President of Amvest
                                                     Capital, LLC from January
                                                     2000 to May 2000; Director
                                                     at the Beacon Group from
                                                     July 1995 to January 2000.

   The Company's Board of Directors met four times during 2000. The Board of Directors has an Executive Committee, an Investment Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and a Reinsurance Security Committee. The Executive Committee is responsible for setting the agenda of the Board and is comprised of Messrs. Mulderig, Kessock, Dailey, Fulkerson, Rosenbloom and Sargent.

   The Audit Committee is comprised of Messrs. Sargent, Rosenbloom and Rosenthal. Each member of the Audit Committee is considered independent under the applicable requirements of the New York Stock Exchange. The function of the Audit Committee is to assist the Board in preserving the integrity of the financial information published by the Company through the review of financial and accounting control and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants. In May 2000, the Board and the Audit Committee unanimously adopted a new Audit Committee Charter outlining the responsibilities and duties of the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. The Audit Committee met four times in 2000.

   The Compensation Committee is responsible for setting the remuneration of certain executive officers and the directors of the Company and is comprised of Messrs. Engel, Rosenbloom and Sargent. The Compensation Committee met four times in 2000.

   The Nominating Committee is responsible for the nomination of directors for election to office and is comprised of Messrs. Kessock, Fulkerson and Rosenbloom. The Nominating Committee met three times in 2000. The Nominating Committee considers nominees for vacant or expiring directorships recommended by the Company's members. Such recommendations should be submitted in writing to the Secretary of the Company with a description of the proposed nominee's qualifications, other relevant biographical information and the nominee's consent to serve as a director.

   Each of the directors who served on the Company's Board of Directors during 2000 attended at least 75% of the meetings of the Board and of the Committees on which they served which were convened in 2000, except for Mr. Galtney who attended only 50% of such meetings.

   In 2000, outside directors received an annual fee of $25,000, plus $1,000 for each board meeting attended. In addition, in 2000, the chairmen of the following committees received the following additional fees: Compensation Committee, $5,000; Investment Committee, $3,000; Nominating Committee, $500; Reinsurance Security Committee, $2,000; and Audit Committee, $2,000. Members of the Compensation Committee, other than the chairman, received an attendance fee of $500 per meeting. Of the $25,000 annual fee, $10,000 is paid in restricted Common Shares valued at 90% of their market value on the date of issuance. In addition, the Company has a deferred compensation plan pursuant to which directors may choose to defer receipt of all or a portion of their annual compensation until retirement. Amounts deferred will be invested in Common Shares at ninety percent of market value or maintained in an interest bearing account. The restricted stock and deferred compensation will be paid to a director upon his or her retirement from the Board pursuant to the Company's retirement policy, on death or disability or in the event of a change in control of the Company. Non-executive directors also receive an annual award of options to purchase 15,000 Common Shares. The exercise price of such options is equal to the market price of the Common Shares on the date of the award. The options have a term of five years and are exercisable commencing six months after the grant date.

                            Audit Committee Report

   The Audit Committee of the Board of Directors has:

  .  Reviewed and discussed the audited financial statements with management;

  . Discussed with Ernst & Young, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61; and

  . Received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young its independence.

   In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

   Audit Fees:

     Audit fees incurred by the Company during the 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $861,530.

   Financial Information Systems Design and Implementation Fees:

     The Company did not engage Ernst & Young to provide advice to the Company regarding financial information systems design and implementation during the 2000 fiscal year.

   All Other Fees:

     Audit related fees incurred by the Company during the 2000 fiscal year for acquisition related work, registration statements, consultation of accounting standards and statutory audits not necessary for sign off on the consolidated financial statements totaled $459,050. Fees incurred by the Company during the 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $343,410.

   The Audit Committee has considered the non-audit services rendered to the Company by Ernst & Young and believes the rendering of those services is not incompatible with Ernst & Young maintaining its independence.

   In May 2000, the Board of Directors and the Audit Committee adopted a new Audit Committee Charter outlining the responsibilities and duties of the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

                                          The Audit Committee

                                          Joseph D. Sargent
                                          Norman L. Rosenthal
                                          Jerry S. Rosenbloom

   The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates the Audit Committee Report by specific reference.

                            EXECUTIVE COMPENSATION

Compensation

   The following table sets forth the compensation, including bonuses, paid or accrued during the Company's last three fiscal years to the Chief Executive Officer and each of the other four highest paid executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                             Annual
                          Compensation          Long Term Compensation
                          ------------          ----------------------
                                           Securities
                                           Underlying
     Name and            Salary   Bonus  Options Granted      All Other
Principal Position  Year   ($)     ($)         (#)       Compensation(/1/)($)
------------------  ---- ------   -----  --------------- --------------------
Robert A. Mulderig  2000 537,985 145,867     70,000             13,368
Chairman and Chief  1999 525,000 233,850     95,444             13,125
Executive Officer   1998 500,000 614,485     60,000             12,500

John Kessock, Jr.   2000 525,000 145,867     70,000              4,250
President           1999 525,000 233,850     95,444              4,000
                    1998 500,000 614,485     60,000              4,000

Richard G. Turner   2000 325,500  91,161     52,500              4,250
Executive Vice      1999 325,500 144,987     70,000              4,000
President           1998 310,000 409,656     40,000              4,000

Glenn R. Partridge  2000 325,500  91,161     52,500              4,250
Executive Vice      1999 325,500 144,987     70,000              4,000
President           1998 310,000 380,395     40,000              4,000

James C. Kelly      2000 275,485  73,517     20,000              6,806
Senior Vice         1999 262,500 116,925     58,000              6,562
President and CFO   1998 250,000 307,242     33,333              6,250

--------
(1) Consists of Company contributions to pension plans.

Stock Options

   Stock options to directors and employees are currently awarded only under the provisions of the Company's 1998 Long Term Incentive Plan ("LTIP"). Options are awarded to employees at the market price of the Common Shares at the time of issuance for five year terms with 25% becoming exercisable each year. During 2000, options for 355,000 shares were issued to seven executive officers of the Company.

   The following table provides certain information on options granted in 2000 to the Named Executive Officers. The last two columns of the table present possible values of these grants assuming certain rates of growth in the price of the Common Shares.

                             Option Grants In 2000

                                                                 Potential
                                                                Realizable
                                                                 Value at
                                                                  Assumed
                                                              Annual Rates of
                                                                Stock Price
                                                               Appreciation
                                                                    for
                          Individual Grants (1)                 Option Term
                          ---------------------               ---------------
            Number of
            Securities
            underlying   % of Total
             Options   Options Granted Exercise or
             Granted   to Employees in Base Price  Expiration
   Name         (#)      Fiscal Year      ($/Sh)      Date    5% ($)  10% ($)
   ----     ---------- --------------- ----------- ---------- ------  -------
Robert A.
 Mulderig     70,000        5.81%         13.25     12/14/05  256,251 566,248

John
 Kessock,
 Jr.          70,000        5.81%         13.25     12/14/05  256,251 566,248

Richard G.
 Turner       52,500        4.36%         13.25     12/14/05  192,188 424,686

Glenn R.
 Partridge    52,500        4.36%         13.25     12/14/05  192,188 424,686

James C.
 Kelly        20,000        1.66%         13.25     12/14/05   73,215 161,785

--------
(1) Options to purchase Common Shares are granted under the LTIP. The option price equals the face market value of the Common Shares on the day of the grant and an option's maximum term is five to ten years. Options granted vest ratably over four year periods.

   The following table presents certain information with respect to the value of options at December 31, 2000 held by the Named Executive Officers. The table presents information with respect to both exercisable and unexercisable options.

        Aggregated Option Exercises In 2000 and Year End Option Values

              Shares                Number of Securities        Value of Unexercised
            Acquired on  Value     Underlying Unexercised       In-the-Money Options
             Exercise   Realized    Options at FY-End (#)        At FY-End ($)(/2/)
  Name          (#)     ($)(/1/) (Exercisable/Unexercisable) (Exercisable/Unexercisable)
  ----      ----------- -------- --------------------------- ---------------------------
Robert A.
 Mulderig          0          0        138,737/187,583             21,858/180,435

John
 Kessock,
 Jr.          32,000    111,872        138,737/187,583             21,858/180,435

Richard
 G.
 Turner       26,666     92,290        102,876/137,000             16,469/134,584

Glenn R.
 Partridge    26,666     77,915        100,626/136,250             16,469/134,584

James C.
 Kelly        16,000     56,750         94,916/93,917               13,300/65,969

--------
(1) Represents difference between strike price and market price on date of exercise.
(2) Based on the closing price of the Common Shares on December 31, 2000 of $15.188.

Pension Plans

   In 1990, the Company instituted two defined contribution pension plans, which are available to most of the Company's employees. In order to comply with the National Pension Scheme Act of 1998, the Company offered two new pension plans for its Bermuda employees beginning in 2000. Pursuant to all of these plans, the Company contributes up to 2.5% of an employee's salary. In 1998, the Company adopted a deferred compensation plan for senior executives. The deferred compensation plan allows eligible employees to defer receipt of any percentage of his or her compensation by filing the appropriate election with the Company. The deferred compensation plan is not funded by the Company, although a rabbi trust, which is used to provide funds for a deferred compensation arrangement that remain subject to the claims of the creditors in the event of the payor's insolvency, has been established to hold funds relating to the plan.

Report of the Compensation Committee.

   The Compensation Committee of the Board of Directors is composed of three independent directors who are not employed by the Company and who qualify as non-employee directors for the purposes of Rule 16b-3 adopted under the Exchange Act. The Compensation Committee is responsible for the Company's executive compensation programs, which seek to relate the compensation level of executives to the performance of the Company while insuring the Company's ability to attract and retain the highest caliber of executive by providing appropriate incentives to deliver significant long-term financial results for the benefit of shareholders. The Compensation Committee determines the salary level of each of the top seven officers of the Company, implements the Company's "Executive Bonus Plan" and determines all awards made under the LTIP. The Compensation Committee also approves the salary levels of all other employees of the Company who earn in excess of $50,000 per annum.

   In 2000, the Compensation Committee retained an independent executive compensation consulting firm to evaluate the appropriateness of the executive compensation program. This firm carried out market research on the levels of compensation of similarly situated executives and determined that the Company's cash compensation package was appropriately structured, rewarding both profitability and growth in shareholder value and delivering competitive levels of compensation when compared to similarly situated executives. Base salaries of the top executives generally approximated the midpoint of the range of comparable salaries identified in this benchmarking survey. Total compensation, including bonuses, generally exceeded the average total compensation packages identified in the survey by approximately 10% on a combined basis.

   In order to meet the objectives described above, the Compensation Committee has designed the Company's compensation program as follows:

(1) Base salaries, the fixed regular components of pay, are set in relation to the average level of base salaries identified in the market survey carried out by the independent compensation consulting firm for similarly situated executives.

(2) The Executive Bonus Plan operates to reward the executive only for better than average financial performance by the Company. The Executive Bonus Plan considers the following factors: (a) growth of operating income per Common Share during the previous five years weighted in favor of performance in the most recent years; (b) growth of shareholders' equity plus dividends during the previous five years; (c) operating expenses for the year compared against the budget adopted by the Board of Directors;
    (d) the average market price of the Common Shares compared to its peer group; and (e) a subjective appraisal of the executive's performance by the Compensation Committee. More relative weight is given to the first two factors, which are formula-driven, and these two factors are measured on a cumulative basis over the previous five years. In 2000, the subjective appraisal did not result in additional bonuses over and above the formula driven calculation.

(3) The awards made to date pursuant to the LTIP have consisted of stock options. Stock options generally have a five year life and vest in four equal annual amounts beginning one year after the date of the grant. The options exercise price has been set at the market value of the shares on the date of the grant. These stock options are designed to reward executives and other employees for long term increases in shareholder value.

   Aggregate awards under the Executive Bonus Plan in respect of 2000 earned by the Company's seven executive officers were $694,605. The corresponding awards in respect of 1999 were $1,108,450. After review in March 2001, the base salary of Mr. Mulderig, the Company's Chief Executive Officer, increased to $545,000 and he was awarded a bonus of $145,867 in respect of 2000. The base salary and bonus paid to Mr. Mulderig reflect the same considerations applicable to all executive officers. This report has been submitted by the Compensation Committee:

        Arthur E. Engel      Jerry S. Rosenbloom      Joseph D. Sargent

Compensation Committee Interlocks and Insider Participation

   Mr. Mulderig, the Company's Chief Executive Officer, is a director and a member of the compensation committee of The Galtney Group, Inc. of which Mr. Galtney is a director and executive officer.

Performance Graph

   The following line graph compares the cumulative total shareholder return on the Common Shares (assuming dividends are reinvested) since December 1995 with its peer group. Also indicated on the graph is the performance of the S&P 500 index for comparison with the Company's performance.


                         [GRAPH APPEARS HERE]

                       TOTAL SHAREHOLDER RETURNS
                              Years Ending


Company Name/Index     Dec 95   Dec 96   Dec 97   Dec 98   Dec 99   Dec 00
MUTUAL RISK MGT LTD       100   108.91   177.73   233.74   101.45     93.21
S&P 500 INDEX             100   122.96   163.98   210.85   255.21    231.98
PEER GROUP                100   117.92   175.01   211.45   277.90    379.06

   (/1/) The total return on investment (change in the Common Share price plus reinvested dividends) for each of the periods for Mutual Risk Management Ltd., the peer group and the S&P 500 index is based on the share price or index at December 31, 1995.
   (/2/) Companies in the peer group are as follows: American International Group Inc., Aon Corp., Arch Capital Group Ltd. (formerly known as Risk Capital Holdings, Inc.), Chandler Insurance Co. Ltd., Chubb Corp., Crawford & Co., XL Capital Ltd., First Health Group Corp., Frontier Insurance Group Inc., Arthur
J. Gallagher & Co., Hilb Rogal & Hamilton Co., Marsh & McLennan Companies Inc., Old Republic International Corp., and Zenith National Insurance Corp.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the United States Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with, except Mr. Dailey who filed a Form 4 late with respect to an option exercise and subsequent sale of Common Shares.

                             CERTAIN TRANSACTIONS

   The Company and its subsidiaries provide administrative and accounting services to a number of unaffiliated insurance and reinsurance companies. Certain officers, directors and employees of the Company serve as officers and directors of these companies, generally without remuneration.

   Mutual Finance Ltd, a subsidiary of the Company, has an investment of approximately $2,200,000 in Century Capital Partners L.P. ("Century Capital"). This investment was made by the Mutual Finance pool, which is principally comprised of assets being invested for the benefit of participants in the Company's IPC, or "rent-a-captive," programs. Century Capital is a limited partnership that invests in insurance and other financial services companies. The general partner of Century Capital is CCP Capital, Inc. and the investment advisor is Century Capital Management, Inc. Mr. Allan Fulkerson, a director of the Company, is President and a director of CCP Capital, Inc. and Century Capital Management, Inc. and the principal shareholder of Century Capital Management, Inc., which owns CCP Capital, Inc. In addition, Mr. Fulkerson is a managing member of the general partner of Century Capital Partners II, L.P., which is a limited partnership that purchased debentures and warrants from the Company in May 2001. For more information regarding this transaction, please see the disclosure regarding the Common Share issuance proposals described in this Proxy Statement.

   In connection with the Company's acquisition of The Hemisphere Group Limited ("Hemisphere") in July 1996, the Company acquired a 40% interest in the Hemisphere Trust Company Limited ("Hemisphere Trust"), a Bermuda "local" trust company, which had formerly been a wholly owned subsidiary of Hemisphere. As a "local" Bermuda company, at least 60% of the shares of Hemisphere Trust must be owned by Bermudians. In compliance with this requirement, Mr. Robert A. Mulderig, Chairman and Chief Executive Officer of the Company, acquired 60% of Hemisphere Trust for $200,000 at the time of the Company's acquisition of Hemisphere. The amount of the purchase price was equal to 60% of the book value of Hemisphere Trust on the date of acquisition.

   The Company and Mr. Mulderig have entered into a Shareholders' Agreement relating to Hemisphere Trust which provides, amongst other things, that (1) the Company has the option, subject to regulatory approval, to acquire Mr. Mulderig's interest in Hemisphere Trust at Mr. Mulderig's cost, plus interest at 6% per annum; (2) the Company has a pre-emptive right, also subject to regulatory approval, over the shares held by Mr. Mulderig; and (3) no dividends or other distributions can be made by Hemisphere Trust without the prior consent of the Company. The Company provides management services to Hemisphere Trust for an annual fee of $300,000.

   Certain significant shareholders and directors of the Company represent or are employed by entities which have purchased IPC programs or other services from the Company and its subsidiaries. These services are provided by the Company based on arms-length negotiations.

   On October 12, 2000, the Company's subsidiary, Legion, acquired Psychiatrists' Risk Retention Group, Inc. and its related subsidiaries. In connection with that acquisition, PRMS Holdings, LLC, a subsidiary of Psychiatrists' Risk Retention Group, Inc., repaid a promissory note in the principal amount of $700,000 owing to The Galtney Group, Inc. Mr. Galtney, a director of the Company, is the Chairman, Chief Executive Officer and a director of The Galtney Group, Inc.

   Mr. Michael P. Esposito, Jr., Mr. K. Bruce Connell and Ms. Fiona E. Luck are each nominees to the Company's board of directors and are directors and/or executive officers of XL Capital Ltd. XL Capital Ltd. owns all of the capital stock of XL Insurance Ltd., which purchased debentures and warrants from the Company in May 2001. Mr. A. Wellford Tabor is a nominee to the Company's board of directors and is a principal in First Union Capital Partners LLC. First Union Capital Partners LLC is an affiliate of First Union Merchant Banking 2001, LLC, which purchased debentures and warrants from the Company in May 2001. For more information regarding these transactions, please see the disclosure regarding the Common Share issuance proposals described in this Proxy Statement.

                            APPOINTMENT OF AUDITORS
                         (Item 2 of Notice of Meeting)

   The Board of Directors recommends that Ernst & Young be appointed as auditors of the Company to hold office until the next Annual General Meeting of shareholders. Representatives of Ernst & Young are expected to be present at the Meeting and will be available to answer appropriate questions. The representatives of Ernst & Young will also be given an opportunity to make a statement to the shareholders if they so wish.

   It is intended that the Common Shares represented by proxies solicited by or on behalf of the Company will be voted in favor of the appointment of Ernst & Young as auditors of the Company and authorizing the directors to fix their remuneration, unless otherwise indicated.

 APPROVAL OF THE ISSUANCE OF THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE
   CONVERTIBLE EXCHANGEABLE DEBENTURES AND EXERCISE OF THE WARRANTS HELD BY
                           INVESTORS IN THE COMPANY
                       (Item 3 of the Notice of Meeting)

   APPROVAL OF THE ISSUANCE OF COMMON SHARES ISSUABLE UPON CONVERSION OF THE CONVERTIBLE EXCHANGEABLE DEBENTURES AND EXERCISE OF THE WARRANTS HELD BY A
            COMPANY AFFILIATED WITH A RELATED PARTY OF THE COMPANY
                       (Item 4 of the Notice of Meeting)

   APPROVAL OF THE ISSUANCE OF COMMON SHARES ISSUABLE UPON CONVERSION OF THE CONVERTIBLE EXCHANGEABLE DEBENTURES HELD BY A DIRECTOR AND OFFICER OF THE
                                    COMPANY
                       (Item 5 of the Notice of Meeting)

Approval of the Common Shares Issuance

   On May 17, 2001, XL Insurance Ltd. ("XL"), First Union Merchant Banking 2001, LLC ("First Union"), High Ridge Capital Partners II, L.P. ("High Ridge"), Century Capital Partners II, L.P. ("Century Capital II") and Taracay Investors Company ("Taracay"), purchased $110,500,000 aggregate principal amount of convertible exchangeable debentures (the "Debentures") of the Company and Intrepid Funding Master Trust ("Intrepid") exchanged $30,000,000 of Auction Rate Reset Preferred Securities (the "RHINOS") issued by MRM Capital Trust I, a Delaware statutory business trust and a subsidiary of the Company, for $30,000,000 aggregate principal amount of Debentures. The Debentures were issued as a unit with voting preferred shares that have nominal economic value. In addition, XL, First Union, Century Capital II and Taracay (collectively, the "Purchasers") were issued warrants (the "Warrants") to purchase up to an aggregate of 2,147,601 Common Shares. The Debentures are convertible at any time at the option of the holder into Common Shares at an initial conversion price of $7.00 per share, and the Warrants are exercisable at any time at the option of the holder into Common Shares at an initial exercise price of $7.00. On June 15, 2001, the closing price per Common Share as reported on the New York Stock Exchange was $7.78.

   One of the Purchasers, Century Capital II, is a limited partnership of which Allan W. Fulkerson is a managing member of the general partner. Mr. Fulkerson is a director of the Company, although his term expires at the Meeting and he has decided to retire from the Board and not stand for reelection. He is also President and director of CCP Capital, Inc. and Century Capital Management, Inc., which are the general partner and investment advisor, respectively, to Century Capital, an entity in which one of the Company's subsidiaries has an investment of approximately $2,200,000.

   Concurrently with the purchase of the Debentures by the Purchasers, Robert
A. Mulderig, the Company's Chairman and Chief Executive Officer, purchased $2,000,000 aggregate principal amount of Debentures. The Purchasers required the purchase by directors and officers of the Company or their affiliates of Debentures in an aggregate principal amount of at least $2,000,000 and no more than $2,500,000 as a condition of purchasing their own Debentures and Warrants.

   The Board of Directors has approved the sale of the Debentures and the Warrants after fully exploring all available alternatives. Commencing in the fall of 2000, the Company hired two investment banks to explore capital raising opportunities for the Company. Since that time, over two dozen parties were contacted regarding a possible private investment in the Company. Of those parties, several met with the Company's management and conducted a due diligence review of the Company's operations. In addition, several different types of public offerings of the Company's securities were examined. After exploring these alternatives, the Company concluded that concerns by investors and the public regarding the Company's exposure to reinsurance recoverables and the difficulty of quantifying the potential losses if additional disputes occurred precluded the Company from pursuing most capital raising opportunities. As a result, the sale of the Debentures and the Warrants was the only viable transaction available to the Company.

   The Board of Directors believes that the sale of the Debentures and the Warrants and the issuance of Common Shares upon conversion or exercise thereof is necessary in order to provide the Company with the capital required for its continued growth and profitability. Costs and charges in 1999 and 2000, principally relating to reinsurance recoverables, have adversely affected the Company's results of operations and operating cash flows, leading A.M. Best Company to lower its financial strength rating of the Company's insurance subsidiaries to A-. The downgrade was the result of ongoing concerns over the Company's rapid growth and reduced cash flow. In February 2001, A.M. Best Company placed its rating of the Company's insurance subsidiaries under review with negative implications, citing unfavorable earnings in the fourth quarter of 2000 and a need for additional capital. In conversations with A.M. Best Company, the Company was advised that it needed to raise substantial additional capital promptly or its rating would again be lowered. The Company believes a further downgrade of its rating would have adversely affected its ability to market its insurance products, which in turn would have a significant and adverse effect on its future prospects for growth and profitability. On May 18, 2001, A.M. Best Company affirmed its A- rating of the Company's insurance subsidiaries following announcement of the sale of the Debentures and the Warrants.

   If the issuance of Common Shares upon conversion of the Debentures and exercise of the Warrants is not approved, the Company may be required to repurchase the Debentures from the investors. This repurchase would likely cause A.M. Best Company and other rating services to downgrade their ratings. This repurchase also could cause a default under the Company's credit facility, which could jeopardize the Company's ability to continue operations. The Board of Directors believes that the sale of the Debentures and the Warrants and the issuance of Common Shares upon conversion or exercise thereof is the only viable solution for improving and stabilizing the Company's capital structure in order to ensure its continued growth and profitability.

New York Stock Exchange Rules

   As a condition of continued listing of the Common Shares on the New York Stock Exchange (the "NYSE"), the Company is required to obtain shareholder approval of any transaction where the sale or issuance of common stock (or securities convertible into common stock) by the Company equals or exceeds 20% of the common stock outstanding before the issuance. Shareholder approval is also required in connection with transactions that are deemed to be a "change in control" under NYSE rules. Although the Company does not believe that the issuance of the Debentures and the Warrants constitutes a "change in control," if the transaction were to be so construed, the approval being sought would also be effective to satisfy that NYSE requirement. The Debentures are convertible into Common Shares at an initial conversion price of $7.00 per share, and the Warrants are exercisable into Common Shares at an initial exercise price of $7.00. The number of Common Shares currently issuable upon conversion of all of the Debentures and the Warrants is 22,509,085, which represents approximately 54% of the currently outstanding Common Shares. Accordingly, shareholder approval is required to issue Common Shares upon conversion of the Debentures and exercise of the Warrants.

   Shareholder approval is also required under the NYSE rules for the issuance of common stock, or securities convertible into common stock, to a director or officer of the Company (a "Related Party") or to an entity in which a Related Party has a substantial direct or indirect interest, if the number of shares to be issued to that entity exceeds 1% of the number of shares of common stock outstanding before the issuance. The number of Common Shares currently issuable upon conversion of the Debentures and exercise of the Warrant purchased by Century Capital II is 1,531,683, which represents approximately 3.7% of the currently outstanding Common Shares. Accordingly, shareholder approval is required to issue Common Shares upon conversion of the Debentures and exercise of the Warrants held by Century Capital II.

Capitalization

   The following table presents the actual capitalization of the Company as of March 31, 2001 and as adjusted to give effect to the issuance of the Debentures and the Warrants and to the conversion of all of the Debentures and the exercise of all of the Warrants:

                                                         March 31, 2001
                                                           As Adjusted
                                                     -----------------------
                                                      Issuance   Conversion
                                                         of          of
                                                     Debentures  Debentures
                                                        and     and Exercise
                                            Actual    Warrants  of Warrants
                                           --------  ---------- ------------
                                            (in thousands of U.S. dollars)
Total Cash and Marketable Investments      $564,762   $668,262    $683,295
                                           --------   --------    --------
Long Term Debt                             $252,422   $364,922    $212,422
                                           --------   --------    --------
Shareholders' Equity
  Common Shares--Authorized 180,000,000
   (par value $0.01)
   Issued and Outstanding 41,614,649
   (excluding 2,728,816 cumulative shares
    held in treasury)
   (1999--41,205,191)                           416        416         641
  Additional paid-in capital                117,239    117,239     264,495
  Accumulated other comprehensive (loss)     (4,979)    (4,979)     (4,979)
  Retained Earnings                         255,811    255,811     255,811
                                           --------   --------    --------
  Total Shareholders' Equity               $368,487   $368,487    $515,969
                                           ========   ========    ========
Total Capitalization                       $620,909   $733,409    $728,391
                                           ========   ========    ========

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE COMMON SHARES ISSUANCE PROPOSALS.

                     SUMMARY OF THE KEY TRANSACTION TERMS
                      OF THE DEBENTURES AND THE WARRANTS

   The following is a summary of the material terms of the Debentures and the Warrants, which terms are qualified in their entirety by reference to the full text of the underlying documents that are filed as exhibits to the Form 8-K of the Company filed on May 25, 2001. These documents can also be obtained from the Secretary of the Company at the Company's principal office set forth above. The underlying documents for the Debentures and the Warrants are a Securities Purchase Agreement, Debentures, a Debenture Registration Rights Agreement, Warrants, a Warrant Registration Rights Agreement, a Collateral Agreement and a Subordination Agreement.

General

   On May 17, 2001, the Company issued $142,500,000 aggregate principal amount of Debentures with an initial conversion price of $7.00 per share. The Debentures were issued to the following investors and in the following amounts: $52,500,000 to XL; $30,400,000 to First Union; $30,000,000 to
Intrepid; $17,100,000 to High Ridge; $10,000,000 to Century Capital II; $2,000,000 to Robert A. Mulderig; and $500,000 to Taracay. The Company also issued Warrants to purchase up to 2,151,943 Common Shares with an initial exercise price of $7.00 per share. The Warrants were issued to the following Purchasers and in the following amounts: 1,632,043 to XL, 263,965 to First Union, 148,481 to High Ridge, 103,112 to Century Capital II and 4,342 to Taracay.

   The holders of the Debentures in the aggregate have approximately 35% of the total voting power of the Company and benefit from covenants that affect the Company. As a result, the holders of the Debentures have the ability to control many fundamental matters affecting the Company. In addition, if the Common Shares are issued upon the conversion of the Debentures or the exercise of the Warrants, the ownership percentage of existing shareholders in the Company may be diluted and market sales of the newly issued Common Shares could cause downward pressure upon the price of the Common Shares.

Restructuring

   In connection with the sale of the Debentures and Warrants, the Company will restructure its operating units into two separate holding company structures (the "Restructuring"). Following the Restructuring, both of the holding companies will be wholly owned by the Company. As a result, the shareholders' ownership interests in the Company will not be affected by the Restructuring unless the exchange rights described in below are exercised. One holding company will own the Company's insurance operations and general agency entities in the United States and will operate through subsidiaries as a specialty insurer writing a selected book of program business. A second holding company ("Newco"), which will be a newly incorporated Bermuda company, will own all of the Company's fee generating businesses that presently comprise its Corporate Risk Management, Specialty Brokerage and Financial Services business segments and all of the Company's insurance operations outside of the United States. In addition, Newco will own the Company's IPC, or "rent-a-captive", companies that are principally dedicated to its Corporate Risk Management business segment, except for Mutual Indemnity (Dublin) Ltd. Newco will also have the option to purchase Villanova Insurance Company, a United States insurance subsidiary of the Company involved in writing policies related to the Corporate Risk Management business.

   The Purchasers have required the Company to effect the Restructuring in connection with their purchase of the Debentures and the Warrants. During a period beginning on September 17, 2001 and ending on November 17, 2001, both XL and the holders of a majority in principal amount of the outstanding Debentures have the right to require the Company to repurchase all of the Debentures if all required regulatory and shareholder approvals have not been obtained and the Restructuring has not been completed. In order to complete the Restructuring, the Company must obtain the consent of insurance regulators in the States of California, Illinois and Pennsylvania under the insurance holding company statutes of those States. The Company has filed requests for those consents. The Company is not aware of any other regulatory approvals that are required in connection with the Restructuring. In order to remove any limitations on conversion or voting rights contained in the Debentures, the Warrants or the related preferred shares, the Company must obtain such regulatory approvals and must also obtain the approval of the shareholders to the Common Share issuance proposals described in this Proxy Statement. The Company must also prepare the necessary documents to form Newco and rearrange the Company's subsidiaries as described above in order to complete the Restructuring. The Company has commenced these arrangements. The Company currently expects that all required regulatory and shareholder approvals will be obtained and the Restructuring will be completed prior to September 17, 2001.

Use of Proceeds

   Approximately $102,500,000 of net proceeds from the sale of the Debentures and the Warrants have been deposited in two separate secured accounts in the amounts of $22,500,000 and $80,000,000. The $22,500,000 will be used to make interest payments on the Debentures and will be released to the Company approximately 100 days after the date that all required regulatory and shareholder approvals have been obtained and the Restructuring has been completed. The Company may not contribute any of these funds to any of its insurance subsidiaries. The $80,000,000 will be contributed by the Company to the statutory capital and surplus of its U.S. insurance subsidiaries after the date that all required regulatory and shareholder approvals have been obtained and the Restructuring has been completed.

Term, Coupon and Security

   The Debentures have a term of five years and may not be called by the Company prior to maturity.

   The Debentures carry a 9 3/8% annual coupon, payable quarterly in cash. If all required regulatory and shareholder approvals have not been obtained and the Restructuring has not been completed by September 17, 2001, the interest rate payable on the Debentures will increase by 25 basis points per month, subject to a maximum capped rate of 11%. The interest rate will revert to the original 9 3/8% as soon as all necessary approvals have been secured and the Restructuring has been completed.

   The Debentures and the Company's credit facility are secured by a pledge of the stock of Mutual Risk Management (Holdings) Ltd., a wholly owned subsidiary of the Company, and are guaranteed by Mutual Group Ltd., Legion Financial Corp., MGL Investments Ltd., MRM Securities Ltd., Mutual Finance Ltd. and Mutual Risk Management, all of which are wholly owned subsidiaries of the Company. After the formation of Newco, the Debentures and the Company's credit facility also will be secured by the capital stock of Newco. In addition, the net proceeds from the sale of the Debentures and the Warrants have been deposited in two separate secured accounts as additional security for the benefit of the holders of the Debentures and the lenders under the Company's credit facility. Payments to the lenders under the Company's credit facility and to the holders of Debentures who received their Debentures in exchange for RHINOS are subordinated to payments to the other holders of Debentures until the earlier of November 17, 2001 and the date that all required regulatory and shareholder approvals have been obtained and the Restructuring has been completed, or until a later date if the Debentures have become due and payable.

Redemption and Put Right

   During a period beginning on September 17, 2001 and ending on November 17, 2001 (the "Put Term"), both XL and the holders of a majority in principal amount of the outstanding Debentures have the right to require the Company to repurchase all of the Debentures if all required regulatory and shareholder approvals have not been obtained and the Restructuring has not been completed.

   The price at which the Company must repurchase the Debentures may exceed the price it received for the sale of the Debentures. The repurchase price will be equal to the higher of (1) 100% of the face amount of the Debentures and (2) 100% of the then current market value of the Common Shares into which the Debentures are convertible, which percentage will increase by 25 basis points per month during the Put Term until all necessary approvals have been secured and the Restructuring has been completed. For the purposes of computing the current market value of the Common Shares, the Company will use the average closing price for a three-day trading period beginning on the second trading day following the public announcement of the exercise of the put right by the holders of the Debentures.

Conversion

   The Debentures may be converted, in whole or in part, at any time at the option of the holder into Common Shares. The initial conversion price is $7.00 per share, but beginning on September 17, 2001, the conversion price will be reduced by $0.20 per month until all required regulatory and shareholder approvals have been obtained and the Restructuring has been completed. The conversion price and number of Common Shares issuable upon conversion of the Debentures also will be adjusted under standard antidilution provisions, including for issuances of Common Shares or Common Share equivalents below the conversion price or current market price of the Common Shares.

   In addition, the aggregate number of Common Shares issuable upon conversion of the Debentures and exercise of the Warrants will be limited to 19.9% of the outstanding Common Shares of the Company until the Company's shareholders approve the issuance of the Common Shares upon conversion of the Debentures and exercise of the Warrants.

Exchange Rights

   In addition to the conversion rights discussed above, the holders have the option of exchanging the Debentures, at any time, into either senior convertible debentures of Newco with terms comparable to those of the Debentures or Newco common shares. If all of the Debentures were exchanged for Newco debentures and subsequently converted into Newco common shares, or were exchanged directly for Newco common shares, the holders of the Debentures would own approximately 42.4% of Newco.

   The exchange right is initially available only upon the exchange of Debentures representing 20% of the principal amount of outstanding unconverted Debentures at the time of the exchange. Following the initial exchange, any amount of Debentures may be exchanged, and any holder may convert some Debentures and exchange others.

   The exchange right will terminate if, at any time beginning 90 days after all required regulatory and shareholder approvals are obtained and the Restructuring has been completed, the closing sale price of the Common Shares exceeds two times the conversion price of the Debentures for 120 consecutive trading days. If at any time during the 120 consecutive trading day period the Debentures holders demand the registration of the Debentures and/or the Common Shares issuable upon their conversion, the exchange right will terminate only if the closing sale price of the Common Shares exceeds two times the conversion price of the Debentures for 120 consecutive trading days and continues to so exceed the conversion price for a period of 15 days after the effective date of the registration statement filed in connection with the holders' demand.

Registration Rights

   The Debentures holders, as a group, have a minimum of three demand registration rights for the Debentures and/or the Common Shares issuable upon their conversion, provided that a minimum of $10,000,000 in principal amount of the Debentures or 9% of the then outstanding Common Shares are registered in any one offering. Regardless of the number of registrations previously requested by the other holders, any holder having at least $15,000,000 in principal amount of outstanding Debentures or 13% of the then outstanding Common Shares is entitled to at least one demand registration right.

   In addition, the holders of 20% of the principal amount of outstanding Debentures, including Newco debentures and common shares (the "20% Holders"), have demand registration rights, provided that XL consents to the registration if it owns at least 20% of the principal outstanding amount of Debentures, including Newco debentures and common shares. In order to create a market for the newly public Newco common shares, the 20% Holders may require the spin-off of up to 20% of the common shares of Newco to shareholders of the Company provided that XL consents to the registration if it owns at least 20% of the principal outstanding amount of Debentures, including Newco debentures and common shares.

   The Company or Newco may defer filing a registration statement in connection with any demand registration for no more than 90 days in any twelve-month period if, in the good faith judgment of its board of directors, it would be materially adverse to the issuer and its security holders for such registration statement to be filed at that time or if the filing would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization or other material transaction or development.

   The Debentures holders also have an unlimited number of piggyback registration rights with respect to any offering of common or debt securities by the Company or Newco.

   Each of the Company and Newco has agreed to pay all expenses incurred in connection with any demand or piggyback registrations of its securities, including the reasonable fees and disbursements of one counsel for the holders of the securities being registered. In addition, the Company and Newco have agreed to indemnify each seller of securities and its affiliates for liabilities incurred in connection with any registrations.

Voting Rights

   The Debentures themselves carry no voting rights but have been issued as a unit with the Company's voting preferred shares that have nominal economic value. The voting preferred shares have voting rights proportionate to the voting rights the holders would have upon conversion of the Debentures into Common Shares, subject to the following restrictions. Prior to receiving required insurance regulatory approvals, the voting rights of each holder of Debentures or Warrants will be limited to 9.9% of the total voting rights in the Company. In addition, the voting rights of the holders of the Debentures and the Warrants in the aggregate will be limited to 19.9% of the total voting rights in the Company until the Company's shareholders approve the issuance of the Common Shares upon conversion of the Debentures and exercise of the Warrants.

   The voting preferred shares are not be entitled to vote on any of the matters contained in this Proxy Statement because the record date of May 16, 2001 precedes the date of issuance of the voting preferred shares.

Board Representation

   In connection with the Purchasers' ownership of the Debentures, the Company has agreed to cause designees of some of the Purchasers to be nominated for, and elected to, positions on the boards of directors and board committees of the Company and its subsidiaries. As long as it holds at least 20% of the principal amount of the outstanding Debentures, XL has the right to designate at least two representatives for each board of directors and committee of the Company and each of the Company's subsidiaries. As long as they together own at least 20% of the principal amount of outstanding Debentures, First Union and High Ridge, in consultation with Century Capital II, have the right to designate one representative and one observer to each board of directors and committee of the Company and each of the Company's subsidiaries.

Additional Terms Relating to the Debentures

   The transaction documents relating to the Debentures contain customary representations and warranties of the Company and other agreements of the Company. The material agreements include covenants regarding the Restructuring, preemptive rights in Newco share offerings for Debentures holders, information rights of the Debentures holders with respect to the Company's financial statements, budgets and other information, restrictions on the Company's use of the proceeds from the sale of the Debentures, restrictions on the Company's ability to develop businesses that might compete with those transferred to Newco in the Restructuring and consent rights regarding the Company's operations. In addition, the transaction documents require the Company and the guarantors of the Debentures to indemnify each holder of Debentures and Warrants and its affiliates for losses incurred in connection with any breach of any representation, warranty or agreement contained in the transaction documents or any claims, actions or proceedings regarding the sale of the Debentures and the Warrants.

Warrants

   The Warrants have a term of five years and are immediately exercisable at a price of $7.00 per Common Share. The exercise price and the number of Common Shares issuable upon exercise of the Warrants will be adjusted under antidilution provisions comparable to the antidilution provisions applicable to the conversion of the Debentures.

   The Warrants have registration rights comparable to the registration rights of the Debentures, including one demand registration right for each of XL, First Union, High Ridge, Century Capital II and Taracay and unlimited piggyback registration rights with respect to any public offering of Common Shares or Common Share equivalents of the Company.

   The holders of the Warrants have no voting rights until they exercise their Warrants for Common Shares. The Warrants are subject to the same restrictions on conversion that are applicable to the Debentures and the Common Shares issuable upon exercise of the Warrants are subject to the same restrictions on voting that are applicable to the voting preferred shares issued in connection with the Debentures.

                                OTHER BUSINESS

   Management knows of no other matters that will be presented at the Meeting. If any other matter properly comes before the Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the proxyholders named therein. Votes against proposals or abstentions from voting on proposals will not be used to adjourn or postpone the Meeting to solicit additional votes.

                                 ANNUAL REPORT

   A copy of the Company's 2000 Annual Report to Shareholders was mailed to shareholders on May 3, 2001.

                             SHAREHOLDER PROPOSALS

   Pursuant to the Company's Bye-Laws, resolutions intended to be presented by shareholders for action at the 2002 Annual General Meeting must comply with the provisions of the Bermuda Companies Act 1981 (the "Companies Act") and the Bye-Laws and be deposited at the Company's principal office not later than six weeks prior to the 2002 Annual General Meeting. In the event that the Company receives notice of a shareholder proposal within the time frame set forth above, then so long as the Company includes in its proxy statement for the Annual General Meeting of Shareholders to be held in 2002 advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals.

   Pursuant to United States securities law regulations, proposals intended to be presented by shareholders for action at the 2002 Annual General Meeting must comply with such regulations and be received by the Secretary of the Company not later than November 30, 2001 in order to be considered for inclusion in the Company's proxy statement relating to such meeting. In addition, the execution of a proxy solicited by the Company in connection with the 2002 Annual General Meeting of Shareholders shall confer on the designated proxyholder discretionary voting authority to vote on any shareholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice before February 15, 2002.

                        COMPANY'S ANNUAL REPORT TO SEC

   The Company is required to file with the United States Securities and Exchange Commission an annual report on Form 10-K containing certain information with respect to the Company and its business and properties, including financial statements and related schedules and exhibits.

   Upon the written request of any beneficial owner of the Common Shares, the Company will mail to such owner, without charge, a copy of its Form 10-K for the fiscal year ended December 31, 2000. In addition, upon payment to the Company of $0.25 per page, the Company will mail to such owner a copy of any or all of the exhibits listed in the report. Requests for copies of the Form 10-K and/or exhibits should be addressed to: The Secretary, Mutual Risk Management Ltd., 44 Church Street, Hamilton HM 12, Bermuda.

                               VOTING PROCEDURES

   Each Common Share is entitled to one vote and, except where a greater majority is required by the Companies Act, the Company's Bye-Laws or NYSE rules, any question proposed for consideration at the Meeting will be decided by a simple majority of votes cast. The election of directors (Item 1 of the Notice) and the appointment of auditors (Item 2 of the Notice) will be decided by a simple majority of votes cast, provided that a quorum is present. Under the Company's Bye-Laws, a quorum consists of 30% of the outstanding voting shares of the Company. The approval of each of the Common Share issuance proposals (Items 3, 4 and 5 of the Notice) will require a simple majority of votes cast, provided that the total number of votes cast on such proposal represents a majority of the number of outstanding Common Shares. Broker non-votes and proxies marked "abstain" with respect to all of the foregoing proposals will count towards a quorum but will not be considered votes cast.

   At the Meeting, a resolution put to the vote of the Meeting will be decided on a show of hands, unless a poll has been demanded pursuant to the terms of the Company's Bye-Laws. If a poll has not been demanded, a declaration by the Chairman that a resolution has passed will be final. If a poll has been demanded, then the result of such poll shall be final.

   The shares represented by the enclosed proxy card, duly executed and deposited at the office of the Company's transfer agent, Equiserve Trust Company, in Rhode Island, or with the Secretary of the Company at the Company's office in Bermuda, prior to 5:00 P.M. Bermuda time on August 8, 2001, will be voted at the Meeting. All properly executed proxies, not theretofore revoked, will be voted on any poll taken at the Meeting in accordance with the instructions contained therein. If no instructions are given with respect to any particular matter, the proxy authorizes a vote in favor of such matter and it will be voted accordingly.


   The enclosed proxy confers discretionary authority with respect to amendments and variations with respect to the matters identified in the Notice of Meeting and other matters which may properly come before the Meeting.

   Each shareholder has the right to appoint a person, who need not be a shareholder, other than the persons specified in the enclosed form of proxy to attend and act for him and on his behalf at the Meeting. Such right may be exercised by striking out the names of management's nominees in the enclosed form of proxy and inserting the name of the person to be appointed in the blank space provided in the form of proxy, signing the form of proxy and returning it in the reply envelope provided.

                          INCORPORATION BY REFERENCE

   Pursuant to the instructions of Item 13(b) of Schedule 14A, the information required by Item 13(a) of Schedule 14A is hereby incorporated by reference to the Company's Form 10-K for the fiscal year ended December 31, 2000, as amended by the Form 10-K/A filed on April 27, 2001, and the Company's Form 10-Q for the fiscal quarter ended March 31, 2001.

                                          By Order of the Board of Directors
                                          /s/ Elizabeth B. Price
                                          Secretary

Dated: July   , 2001

                                  APPENDIX A

                          MUTUAL RISK MANAGEMENT LTD.

                            AUDIT COMMITTEE CHARTER

   The Audit Committee will be composed solely of independent directors free to exercise their independent judgement as a Committee member.

Policy

   The Committee shall assist the Board of Directors in the fulfillment of its obligations to the Company's shareholders, clients and employees by providing oversight to functions relating to the corporate accounting, financial controls, reporting practices and the quality and integrity of the financial reports of the Company. The principal objective of the Committee is to ensure the highest possible quality and integrity of the Company's financial reports.

Strategic Oversight Responsibilities of Committee

   The Committee should:

  (1) Annually review the program that management establishes to monitor compliance with the Company's code of conduct. The code of conduct should be reviewed annually to ensure compliance with Federal Sentencing Act guidelines.

  (2) Develop an Internal Audit capability. This resource, which should report directly to the Committee and the Board, should have the following profile:

    . Perform independent evaluations of the adequacy and effectiveness of the Company's records, controls, information systems.

    . These evaluations should provide an appraisal of compliance with Company policies, operational guidelines and the safeguarding of the Company's assets.

    . The internal audit function should be conceived as a value added service for management. Monitoring compliance with this objective should be a key element in the performance review of the internal auditor.

    . The "Services" to be provided by the internal auditor include analyses, appraisals, recommendations, counsel and pro active input on systems, operations, products and functions.

  (3) Be informed, vigilant, and effective overseers of the Company's financial reporting process, its internal control systems and the adequacy of its disclosure of financial information in its final report.

  (4) Have adequate resources and authority to discharge its responsibilities.

  (5) Oversee the selection of the independent auditor and recommend to the Board their employment subject to ratification by shareholders; oversee and approve the adequacy of the scope of the audit plan, monitor that such plan has been carried out and review the objectivity, adequacy and independence of the external audit process.

  (6) Oversee the quarterly as well as the annual reporting process.

  (7) Be responsible for reviewing the adequacy of the Company's loss reserves and collateral including letters of credit and the financial pledges to the Company.

  (8) Communicate appropriately to the Board.

  (9) Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Specific Responsibilities of Committee

   The Committee should:

  (1) Recommend engagement or discharge of the independent auditors.

  (2) Direct and supervise investigations into matters within the scope of its duties.

  (3) Review with the independent auditors the plan and results of the auditing engagement.

  (4) Review the plans, scope and results of internal auditing activities.

  (5) Approve each professional service provided by the independent auditors prior to its performance.

  (6) Review the independence of the independent auditor.

  (7) Consider the range of audit and non-audit fees.

  (8) Hire, to the extent the Committee deems appropriate, such consultants it deems necessary to carry out its work.

  (9) Review auditors management letter.

  (10) Review the adequacy of the system of internal controls.

  (11) Maintain minutes of is proceedings.

Management Responsibilities to Committee

   Management is responsible for:

  (1) Informing the Committee of any second opinion sought on significant accounting issues.

  (2) Financial statement preparation, including determination of the estimates and judgements they contain.

  (3) Establishment and maintenance of a system of internal control adequate to provide integrity and reliability of financial reporting.

  (4) Assessment of the effectiveness of internal control systems as of the fiscal year end.

  (5) Responses to any significant recommendations made during the year by either the internal or external auditors concerning internal control systems.

  (6) Informing the Committee of any significant management changes.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in compliance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Similarly, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company's independent auditors or to assure compliance with laws and regulations or the Company's code of conduct.

                                  DETACH HERE

                                     PROXY


                          MUTUAL RISK MANAGEMENT LTD.

                               44 CHURCH STREET
                            HAMILTON HM 12 BERMUDA

         This Proxy is Solicited on behalf of the Board of Directors:


        The Undersigned hereby appoints R.A. Mulderig, Andrew Cook, and R.E. O'Brien as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Mutual Risk Management Ltd. held of record by the undersigned on May 16, 2001, at the Annual General Meeting of shareholders to be held on August 9, 2001 or any adjournment or postponement thereof. This proxy also delegates discretionary authority with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

*************                                                   *************
*SEE REVERSE*    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     *SEE REVERSE*
*   SIDE    *                                                   *   SIDE    *
*************                                                   *************

                                   DETACH HERE

[X] Please mark
    votes as in
    this example.


   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "For" Proposals 1, 2, 3, 4, 5 and 6.

   1. ELECTION OF DIRECTORS.

      Nominees: (01) K. Bruce Connell, (02) Michael P. Esposito, Jr.
                (03) William F. Galtney, Jr., (04) Fiona E. Luck,
                (05) Jerry S. Rosenbloom, (06) A. Wellford Tabor and
                (07) Richard G. Turner

           FOR                    WITHHELD
           ALL     [_]       [_]  FROM ALL
         NOMINEES                 NOMINEES

   [_]
      ---------------------------------------
       For all nominees except as noted above

   2. PROPOSAL TO APPROVE the                      FOR     AGAINST    ABSTAIN
      recommendation of the Board of               [_]       [_]        [_]
      Directors that Ernst & Young be
      appointed as the Company's
      independent auditors for the fiscal year ending December 31, 2001.

   3. PROPOSAL TO APPROVE the recommendation       FOR     AGAINST    ABSTAIN
      of the Board of Directors for the issuance   [_]       [_]        [_]
      of Common Shares issuable upon conversion of the convertible exchangeable debentures and exercise of the warrants held by investors in the Company.

   4. PROPOSAL TO APPROVE the recommendation of    FOR     AGAINST    ABSTAIN
      the Board of Directors for the issuance      [_]       [_]        [_]
      of Common Shares issuable upon conversion of the convertible exchangeable debentures and exercise of the warrants held by a company affiliated with a director of the Company.

   5. PROPOSAL TO APPROVE the recommendation of    FOR     AGAINST    ABSTAIN
      the Board of Directors for the issuance      [_]       [_]        [_]
      of Common Shares issuable upon conversion of the convertible exchangeable debentures held by a director and officer of the Company.

   6. PROPOSAL TO AUTHORIZE the Proxies, in their  FOR     AGAINST    ABSTAIN
      discretion, to adjourn or postpone the       [_]       [_]        [_]
      meeting to solicit additional votes.


   7. In their discretion, the Proxies are
      authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE

   ENCLOSED ENVELOPE.

   Please sign exactly as name appears hereon.

   When signing as attorney, as executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer, if a partnership please sign in partnership name by authorized person.


Signature                  Date         Signature                  Date
         ------------------    ---------         ------------------    ---------